Exhibit 99.1

SIGA Reports Financial Results for Three and Nine Months Ended September 30, 2020

- Third Quarter includes Delivery of Approximately 134,000 Courses of TPOXX® to U.S. Government –

- In October, the Public Health Agency of Canada Announced its Intent to Purchase up to 33,300 Courses of Oral TPOXX® –

- Corporate Update Conference Call Today at 4:30 PM ET -

November 5, 2020, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company focused on the health security market, today reported financial results for the three and nine months ended September 30, 2020.

“SIGA’s third quarter was highlighted by the delivery of approximately 134,000 courses of oral TPOXX® to the strategic national stockpile (SNS),” said Phil Gomez, CEO of SIGA. “With deliveries made in the second quarter, SIGA has delivered approximately 251,000 courses of oral TPOXX® to the SNS over the last two quarters, generating revenue from these deliveries of approximately $78 million.  This activity in the U.S. is being complemented by a growing international business, with the most recent activity being the announcement by the Public Health Agency of Canada of its intent to purchase up to 33,300 courses of oral TPOXX® over a five-year time period.”

Summary Financial Results
($ in millions, except per share amounts)

Three Months Ended September 30, 2020 in comparison to Three Months Ended September 30, 2019

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019

Total Revenues	$44.3	$8.1
Operating Income (1)	$32.9	$0.7
Income (Loss) before Income Taxes (1)	$31.6	$(1.6)
Net Income (Loss)	$24.2	$(1.2)
Diluted Income (Loss) per Share	$0.31	$(0.03)

Nine Months Ended September 30, 2020 in comparison to Nine Months Ended September 30, 2019

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019

Total Revenues	$87.2	$22.5
Operating Income (1)	$57.7	$1.1
Income (Loss) before Income Taxes (1)	$47.3	$(3.7)
Net Income (Loss)	$36.2	$(2.7)
Diluted Income (Loss) per Share	$0.45	$(0.09)

(1) Operating Income excludes, and Income (Loss) before Income Taxes includes, costs in connection with the retirement of the Company’s term loan, interest expense, interest income and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Recent Key Activities:

•
In the third quarter of 2020, the Company delivered approximately 134,000 courses of oral TPOXX® to the SNS.  SIGA has recognized $41.4 million of revenue in connection with this delivery, of which $4.1 million relates to amounts previously received in connection with raw material procurement and which were recorded as deferred revenue.

•	In October 2020, the Company delivered approximately 112,000 courses of oral TPOXX® to the SNS. This delivery will be reflected in the financial results for the fourth quarter 2020.

•
In October 2020, the Public Health Agency of Canada (PHAC) issued an advanced contract award notice (ACAN), indicating that the PHAC intends to purchase up to 33,300 courses of oral TPOXX® within five years as specified in the ACAN, with 3,700 courses to be delivered by March 31, 2021; a cumulative total of 18,500 courses to be delivered by March 31, 2023; and an additional 14,800 courses to be delivered after March 31, 2023, subject to option exercise. This ACAN follows, but is separate and incremental to, the issuance in April 2020 of a contract by the Canadian Department of National Defence (CDND) for the delivery of up to 15,325 courses of oral TPOXX®.

Share Repurchase Activity

During the third quarter of 2020, SIGA repurchased approximately 0.9 million shares of its common stock, for approximately $5.6 million.  As of September 30, the Company has cumulatively repurchased this year approximately 3.7 million shares of its common stock for approximately $21.8 million.

Product Delivery Update in Connection with the 19C BARDA Contract

Pursuant to options already exercised under the 19C BARDA Contract, SIGA delivered approximately 251,000 courses of oral TPOXX® to the SNS over the first nine months of 2020.  In October, an additional approximate 112,000 courses of oral TPOXX® were delivered to the SNS.  As such, total deliveries of oral TPOXX® under the 19C BARDA Contract are expected to total approximately 363,000 courses for the calendar year 2020, resulting in annual revenues of approximately $113 million.  The 19C BARDA Contract has up to an additional $414 million of procurement-related options remaining for potential future exercise by BARDA.  Amounts noted in this paragraph do not include any actual or potential product deliveries in connection with international contracts.

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption.  Such disruption, and the associated risks and costs, are expected to continue for an indeterminate period of time.  Given the uncertain future course of the COVID-19 pandemic, and the uncertain scale and scope of its future impact, the Company is continually reviewing business and financial risks related to the pandemic and is continually seeking coordination with its government partners with respect to the performance of current and future government contracts.  Additionally, the Company is continually coordinating with service providers and vendors, in particular contract manufacturing organizations that constitute our supply chain, to review actions and risks caused by the COVID-19 pandemic.

The COVID-19 pandemic has not adversely affected the liquidity position of the Company, nor is it currently expected to have a material adverse effect on the financial condition or annual financial results of the Company, although the Company cannot provide assurances as to the ultimate impact of the pandemic upon the macro environment or the Company’s industry.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, November 5, 2020, at 4:30 P.M. ET.

Participants may access the call by dialing 877-407-6184 for domestic callers or 201-389-0877 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers and using Conference ID: 13711770. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX® is a novel small-molecule drug and the US maintains a stockpile of 1.7 million courses in the Strategic National Stockpile under Project BioShield. The oral formulation of TPOXX® was approved by the FDA for the treatment of smallpox in 2018. The full label is here: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=fce826ab-4d6a-4139-a2ee-a304a913a253.  In September 2018, SIGA signed a contract potentially worth more than $600 million with BARDA for additional procurement and development related to both oral and intravenous formulations of TPOXX®. For more information about SIGA, please visit www.siga.com.

About Smallpox1

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC's web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:
Investors
David Carey
212-867-1768
david.carey@finnpartners.com

Media
Stephanie Seiler
206-713-0124
stephanie.seiler@finnpartners.com

1 http://www.mayoclinic.org/diseases-conditions/smallpox/basics/definition/con-20022769

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September30, 2020	December31, 2019
ASSETS
Current assets
Cash and cash equivalents	$78,663,526	$65,249,072
Restricted cash and cash equivalents, short-term	-	95,737,862
Accounts receivable	40,398,708	4,167,996
Inventory	10,747,532	9,652,855
Prepaid expenses and other current assets	1,290,388	5,234,000
Total current assets	131,100,154	180,041,785

Property, plant and equipment, net	2,236,668	2,618,303
Deferred tax assets, net	6,484,111	14,151,002
Goodwill	898,334	898,334
Other assets	702,885	856,766
Total assets	$141,422,152	$198,566,190
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,118,307	$3,054,032
Accrued expenses and other current liabilities	15,182,437	8,636,911
Total debt, current	-	80,044,866
Total current liabilities	16,300,744	91,735,809
Warrant liability	9,026,690	6,116,882
Other liabilities	3,134,304	2,929,743
Total liabilities	28,461,738	100,782,434
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 77,770,284 and 81,269,868, issued and outstanding at September 30, 2020 and December 31, 2019, respectively)	7,777	8,127
Additional paid-in capital	221,587,384	220,808,037
Accumulated deficit	(108,634,747)	(123,032,408)
Total stockholders’ equity	112,960,414	97,783,756
Total liabilities and stockholders’ equity	$141,422,152	$198,566,190

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Product sales and supportive services	$41,810,192	$3,915,335	$80,547,651	$11,057,735
Research and development	2,451,215	4,195,989	6,682,298	11,420,284
Total revenues	44,261,407	8,111,324	87,229,949	22,478,019

Operating expenses
Cost of sales and supportive services	5,559,215	737,274	10,465,078	1,652,641
Selling, general and administrative	3,566,258	3,196,370	10,613,267	9,755,165
Research and development	2,073,613	3,343,521	7,933,404	9,379,125
Patent expenses	164,102	173,580	520,902	543,806
Total operating expenses	11,363,188	7,450,745	29,532,651	21,330,737
Operating income	32,898,219	660,579	57,697,298	1,147,282
(Loss) gain from change in fair value of warrant liability	(1,274,156)	981,923	(2,909,808)	4,774,711
Loss on extinguishment of Term Loan	-	-	(4,981,461)	-
Interest expense	-	(3,971,952)	(3,016,817)	(11,871,401)
Other income, net	24,932	759,881	469,226	2,233,588
Income (loss) before income taxes	31,648,995	(1,569,569)	47,258,438	(3,715,820)
(Provision) benefit for income taxes	(7,461,038)	363,742	(11,077,854)	977,278
Net and comprehensive income (loss)	$24,187,957	$(1,205,827)	$36,180,584	$(2,738,542)
Basic income (loss) per share	$0.31	$(0.01)	$0.45	$(0.03)
Diluted income (loss) per share	$0.31	$(0.03)	$0.45	$(0.09)
Weighted average shares outstanding: basic	78,080,461	81,064,927	79,880,493	80,988,813
Weighted average shares outstanding: diluted	78,168,070	82,181,858	80,051,778	82,148,333